UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2006

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC 20007

(Address of principal executive offices)                     (ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of October 13, 2006, the Board of Directors of the Company has appointed Blake Bath, 43, to serve on the Board of Directors. Mr. Bath’s biographical information is included in the press release attached hereto as Exhibit 99.1.

On October 9, 2006 Jay C. Hoag notified the Company that he was retiring from the Board of Directors effective as of October 13, 2006. Mr. Hoag indicated that his resignation was not the result of any disagreement that existed between him and the Company relating to the Company’s operations, policies or practices. Mr. Hoag served on the Company’s Board of Directors since June 2003.

On October 13, 2006, InPhonic, Inc. issued a press release announcing Mr. Bath’s addition to the Board of Directors and Mr. Hoag’s resignation. A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item	9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ David A. Steinberg
Name:	David A. Steinberg
Title:	Chairman and Chief Executive Officer

Date: October 13, 2006